                                                                   [Exhibit 4.1]





                           AMERUS LIFE HOLDINGS, INC.

                                       TO

                            WILMINGTON TRUST COMPANY
                                     Trustee



                                ________________

                          Junior Subordinated Indenture



                         Dated as of _____________, 1997

                               Up to $86,250,000



                [____%] Junior Subordinated Debentures, Series A

                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                             Indenture
  Act Section                                                Section
---------------                                             ---------

Section 310(a)(1)    . . . . . . . . . . . . . . . . . . .      609
           (a)(2)    . . . . . . . . . . . . . . . . . . .      609
           (a)(3)    . . . . . . . . . . . . . . . . . . .      Not Applicable
           (a)(4)    . . . . . . . . . . . . . . . . . . .      Not Applicable
           (b)       . . . . . . . . . . . . . . . . . . .      608, 610
Section 311(a)       . . . . . . . . . . . . . . . . . . .      613
           (b)       . . . . . . . . . . . . . . . . . . .      613
Section 312(a)       . . . . . . . . . . . . . . . . . . .      701
                                                                702(a)
           (b)       . . . . . . . . . . . . . . . . . . .      702(b)
           (c)       . . . . . . . . . . . . . . . . . . .      702(c)
Section 313(a)       . . . . . . . . . . . . . . . . . . .      703(a)
           (a)(4)    . . . . . . . . . . . . . . . . . . .      101, 1004
           (b)       . . . . . . . . . . . . . . . . . . .      703(a)
           (c)       . . . . . . . . . . . . . . . . . . .      703(a)
           (d)       . . . . . . . . . . . . . . . . . . .      703(b)
Section 314(a)       . . . . . . . . . . . . . . . . . . .      704
           (b)       . . . . . . . . . . . . . . . . . . .      Not Applicable
           (c)(1)    . . . . . . . . . . . . . . . . . . .      102
           (c)(2)    . . . . . . . . . . . . . . . . . . .      102
           (c)(3)    . . . . . . . . . . . . . . . . . . .      Not Applicable
           (d)       . . . . . . . . . . . . . . . . . . .      Not Applicable
           (e)       . . . . . . . . . . . . . . . . . . .      102
Section 315(a)       . . . . . . . . . . . . . . . . . . .      601
           (b)       . . . . . . . . . . . . . . . . . . .      602
           (c)       . . . . . . . . . . . . . . . . . . .      601
           (d)       . . . . . . . . . . . . . . . . . . .      601
           (e)       . . . . . . . . . . . . . . . . . . .      514
Section 316(a)       . . . . . . . . . . . . . . . . . . .      101
           (a)(1)(A) . . . . . . . . . . . . . . . . . . .      502
                                                                512
           (a)(1)(B) . . . . . . . . . . . . . . . . . . .      513
           (a)(2)    . . . . . . . . . . . . . . . . . . .      Not Applicable
           (b)       . . . . . . . . . . . . . . . . . . .      508
           (c)       . . . . . . . . . . . . . . . . . . .      104(c)
Section 317(a)(1)    . . . . . . . . . . . . . . . . . . .      503
           (a)(2)    . . . . . . . . . . . . . . . . . . .      504
           (b)       . . . . . . . . . . . . . . . . . . .      1003
Section 318(a)       . . . . . . . . . . . . . . . . . . .      107

                                TABLE OF CONTENTS
                                                                            Page

                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application


SECTION 101.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Additional Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Additional Sums . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Additional Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     AmerUs Capital I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Authenticating Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Board Resolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     Capital Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Commission. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Common Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Company Request . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Company Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Corporate Trust Office. . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     Depository. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Event of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Expense Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Extension Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Global Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Government Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Holder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Interest Payment Date . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     Investment Company Event. . . . . . . . . . . . . . . . . . . . . . . . . 6
     Junior Subordinated Payment . . . . . . . . . . . . . . . . . . . . . . . 6
     Maturity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                                                            Page
                                                                            ----


     Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Parent Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Person. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Predecessor Security. . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Proceeding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Property Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Redemption Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     Regular Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Responsible Officer . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Security Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Security Registrar. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Special Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Special Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Stated Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     Tax Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Trust Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     Vice President. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
SECTION 102.  Compliance Certificates and Opinions . . . . . . . . . . . . . . 9
SECTION 103.  Form of Documents Delivered to Trustee . . . . . . . . . . . . .10
SECTION 104.  Acts of Holders; Record Dates. . . . . . . . . . . . . . . . . .11
SECTION 105.  Notices, Etc., to Trustee and the Company. . . . . . . . . . . .12
SECTION 106.  Notice to Holders; Waiver. . . . . . . . . . . . . . . . . . . .12
SECTION 107.  Conflict with Trust Indenture Act. . . . . . . . . . . . . . . .13
SECTION 108.  Effect of Headings and Table of Contents . . . . . . . . . . . .13
SECTION 109.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . .13
SECTION 110.  Separability Clause. . . . . . . . . . . . . . . . . . . . . . .13
SECTION 111.  Benefits of Indenture. . . . . . . . . . . . . . . . . . . . . .13
SECTION 112.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .14
SECTION 113.  Non-Business Days. . . . . . . . . . . . . . . . . . . . . . . .14

                                                                            Page
                                                                            ----

                                   ARTICLE TWO

                                 Security Forms

SECTION 201.  Forms Generally. . . . . . . . . . . . . . . . . . . . . . . . .14
SECTION 202.  Form of Face of Security . . . . . . . . . . . . . . . . . . . .15
SECTION 203.  Form of Reverse of Security. . . . . . . . . . . . . . . . . . .18
SECTION 204.  Additional Provisions Required in Global Security. . . . . . . .20
SECTION 205.  Form of Trustee's Certificate of Authentication. . . . . . . . .21

                                  ARTICLE THREE

                                 The Securities

SECTION 301.  Title and Terms; Paying Agent. . . . . . . . . . . . . . . . . .21
SECTION 302.  Denominations. . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 303.  Execution, Authentication, Delivery and Dating . . . . . . . . .24
SECTION 304.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . .25
SECTION 305.  Registration, Registration of Transfer and Exchange. . . . . . .25
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Securities . . . . . . . .27
SECTION 307.  Payment of Interest; Interest Rights Preserved . . . . . . . . .28
SECTION 308.  Persons Deemed Owners. . . . . . . . . . . . . . . . . . . . . .29
SECTION 309.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . .29
SECTION 310.  Computation of Interest. . . . . . . . . . . . . . . . . . . . .29
SECTION 311.  Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . .29
SECTION 312.  Agreed Tax Treatment.. . . . . . . . . . . . . . . . . . . . . .30
SECTION 313.  CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . .30

                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.  Satisfaction and Discharge of Indenture. . . . . . . . . . . . .30
SECTION 402.  Application of Trust Money . . . . . . . . . . . . . . . . . . .31
SECTION 403.  Satisfaction, Discharge and Defeasance of Securities . . . . . .32

                                                                            Page
                                                                            ----

                                  ARTICLE FIVE

                                    Remedies

SECTION 501.  Events of Default. . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 502.  Acceleration of Maturity; Rescission and Annulment . . . . . . .34
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
              Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
SECTION 504.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . .36
SECTION 505.  Trustee May Enforce Claims Without Possession of Securities. . .37
SECTION 506.  Application of Money Collected . . . . . . . . . . . . . . . . .37
SECTION 507.  Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . .38
SECTION 508.  Unconditional Right of Holders to Receive Principal and
              Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
SECTION 509.  Restoration of Rights and Remedies . . . . . . . . . . . . . . .39
SECTION 510.  Rights and Remedies Cumulative . . . . . . . . . . . . . . . . .39
SECTION 511.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . .40
SECTION 512.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . .40
SECTION 513.  Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . .41
SECTION 514.  Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . .41
SECTION 515.  Waiver of Usury, Stay or Extension Laws. . . . . . . . . . . . .42

                                   ARTICLE SIX

                                   The Trustee

SECTION 601.  Certain Duties and Responsibilities. . . . . . . . . . . . . . .42
SECTION 602.  Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 603.  Certain Rights of Trustee. . . . . . . . . . . . . . . . . . . .44
SECTION 604.  Not Responsible for Recitals or Issuance of Securities . . . . .45
SECTION 605.  May Hold Securities. . . . . . . . . . . . . . . . . . . . . . .45
SECTION 606.  Money Held in Trust. . . . . . . . . . . . . . . . . . . . . . .45
SECTION 607.  Compensation; Reimbursement; and Indemnity . . . . . . . . . . .45
SECTION 608.  Disqualification; Conflicting Interests. . . . . . . . . . . . .46
SECTION 609.  Corporate Trustee Required; Eligibility. . . . . . . . . . . . .47
SECTION 610.  Resignation and Removal; Appointment of Successor. . . . . . . .47
SECTION 611.  Acceptance of Appointment by Successor . . . . . . . . . . . . .48
SECTION 612.  Merger, Conversion, Consolidation or Succession to Business. . .49
SECTION 613.  Preferential Collection of Claims Against Company. . . . . . . .49
SECTION 614.  Appointment of Authenticating Agent. . . . . . . . . . . . . . .49

                                                                            Page
                                                                            ----

                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders. . . .51
SECTION 702.  Preservation of Information; Communications to Holders . . . . .51
SECTION 703.  Reports by Trustee . . . . . . . . . . . . . . . . . . . . . . .52
SECTION 704.  Reports by Company . . . . . . . . . . . . . . . . . . . . . . .52

                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms . . . . . .52
SECTION 802.  Successor Substituted. . . . . . . . . . . . . . . . . . . . . .53

                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901.  Supplemental Indentures Without Consent of Holders . . . . . . .54
SECTION 902.  Supplemental Indentures with Consent of Holders. . . . . . . . .55
SECTION 903.  Execution of Supplemental Indentures . . . . . . . . . . . . . .56
SECTION 904.  Effect of Supplemental Indentures. . . . . . . . . . . . . . . .56
SECTION 905.  Conformity with Trust Indenture Act. . . . . . . . . . . . . . .57
SECTION 906.  Reference in Securities to Supplemental Indentures . . . . . . .57

                                   ARTICLE TEN

                    Covenants; Representations and Warranties

SECTION 1001.  Payment of Principal and Interest . . . . . . . . . . . . . . .57
SECTION 1002.  Maintenance of Office or Agency . . . . . . . . . . . . . . . .57
SECTION 1003.  Money for Security Payments to Be Held in Trust . . . . . . . .58
SECTION 1004.  Statement by Officers as to Compliance. . . . . . . . . . . . .59
SECTION 1005.  Additional Sums . . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 1006.  Additional Covenants. . . . . . . . . . . . . . . . . . . . . .60

SECTION 1007.  Waiver of Certain Covenants . . . . . . . . . . . . . . . . . .61

                                 ARTICLE ELEVEN

                           Subordination of Securities

SECTION 1101.  Securities Subordinate to Senior Debt . . . . . . . . . . . . .61
SECTION 1102.  Payment Over of Proceeds Upon Dissolution, Etc. . . . . . . . .61
SECTION 1103.  Prior Payment to Senior Debt Upon Acceleration of Securities. .62
SECTION 1104.  No Payment When Senior Debt in Default. . . . . . . . . . . . .63
SECTION 1105.  Payment Permitted If No Default.. . . . . . . . . . . . . . . .63
SECTION 1106.  Subrogation to Rights of Holders of Senior Debt.. . . . . . . .64
SECTION 1107.  Provisions Solely to Define Relative Rights.. . . . . . . . . .64
SECTION 1108.  Trustee to Effectuate Subordination.. . . . . . . . . . . . . .65
SECTION 1109.  No Waiver of Subordination Provisions . . . . . . . . . . . . .65
SECTION 1110.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . .65
SECTION 1111.  Reliance on Judicial Order or Certificate of Liquidating
               Agent.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
SECTION 1112.  Trustee Not Fiduciary for Holders of Senior Debt. . . . . . . .66
SECTION 1113.  Rights of Trustee as Holder of Senior Debt; Preservation of
               Trustee's Rights. . . . . . . . . . . . . . . . . . . . . . . .66
SECTION 1114.  Article Applicable to Paying Agents.. . . . . . . . . . . . . .66
SECTION 1115.  Certain Conversions or Exchanges Deemed Payment.. . . . . . . .66


                                 ARTICLE TWELVE

                            Redemption of Securities

SECTION 1201.  Applicability of this Article . . . . . . . . . . . . . . . . .67
SECTION 1202.  Election to Redeem; Notice to Trustee . . . . . . . . . . . . .67
SECTION 1203.  Selection by Trustee of Securities to Be Redeemed . . . . . . .67
SECTION 1204.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . . .68
SECTION 1205.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . .69
SECTION 1206.  Securities Payable on Redemption Date . . . . . . . . . . . . .69
SECTION 1207.  Optional Redemption; Conditions to Optional Redemption. . . . .70

ANNEX A: Form of Amended and Restated Trust Agreement between the Company, as Depositor, and Wilmington Trust Company, Michael E. Sproule, Michael
          G. Fraizer and James A. Smallenberger, as trustees, dated as of ______________, 1997.


EXHIBIT A:     Agreement As To Expenses And Liabilities

          INDENTURE, dated as of _____________, 1997, between AmerUs Life Holdings, Inc., a corporation duly organized and existing under the laws of the State of Iowa (herein called the "COMPANY"), having its principal office at 418 Sixth Avenue, Des Moines, Iowa 50306-2499, and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of Delaware, as Trustee (herein called the "TRUSTEE"). Unless otherwise defined herein, all capitalized items used herein shall have the meanings ascribed to them in the Amended and Restated Trust Agreement between the Company, as Depositor and Wilmington Trust Company, Michael E. Sproule, Michael G. Fraizer and James A. Smallenberger as trustees, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, dated as of _____________, 1997 (the "TRUST AGREEMENT"), as in effect on the date hereof, the form of which is attached as Annex A hereto.



                             RECITALS OF THE COMPANY


          WHEREAS, AmerUs Capital I (as defined herein) may, pursuant to the Underwriting Agreement dated ________________, 1997 among the Company, AmerUs Capital I, AmerUs Life Insurance Company and Goldman, Sachs & Co., issue up to $86,250,000 aggregate liquidation amount of its [____%]
Capital Securities, Series A (the "CAPITAL SECURITIES" and, together with the Common Securities, the "TRUST SECURITIES") with a liquidation amount of $1,000 per Capital Security;


          WHEREAS, this Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions;


          WHEREAS, the Company is guaranteeing the payment of distributions on the Capital Securities of AmerUs Capital I and payment of the Redemption Price and payments on liquidation with respect to the Capital Securities, to the extent provided in the Guarantee Agreement dated _______________, 1997, between the Company and Wilmington Trust Company, as guarantee trustee (the "PARENT GUARANTEE") for the benefit of the holders of the Capital Securities;



          WHEREAS, the Company wishes to sell to AmerUs Capital I, and AmerUs Capital I wishes to purchase from the Company, Securities (as defined below) in an aggregate principal amount up to $86,250,000 and in satisfaction of the purchase price for such Securities, the trustees of AmerUs Capital I, on behalf of AmerUs Capital I, wish to (i) execute and deliver to the Company Common Securities certificates evidencing an ownership interest in AmerUs Capital I, registered in the name of the Company, in an aggregate amount of up to 2,588 Common Securities having an aggregate liquidation amount of up to $2,588,000, and (ii) deliver to the Company the sum of up to $86,250,000;

          WHEREAS, the Company has duly authorized the creation and issuance of an issue of its unsecured [____%] junior subordinated debentures, series A (the "SECURITIES"), of substantially the tenor and amount hereinafter set forth issued to evidence loans made to the Company of the proceeds from the issuance by AmerUs Capital I of the Capital Securities and Common Securities, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered and to provide therefor the Company has duly authorized the execution and delivery of this Indenture; and


          WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holder thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                   ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.   DEFINITIONS.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles which are generally accepted at the date or time of such computation; provided, that when two or more principles are so generally accepted, it shall mean that set of principles consistent with those in use by the Company; and

               (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "ACT", when used with respect to any Holder, has the meaning specified in Section 104.

          "ADDITIONAL INTEREST" means interest, if any, that shall accrue on any interest on the Securities the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate of [____]% per annum compounded quarterly (to the extent permitted by law).

          "ADDITIONAL SUMS" has the meaning specified in Section 1005.

          "ADDITIONAL TAXES" means the sum of any additional taxes, duties and other governmental charges to which AmerUs Capital I has become subject from time to time as a result of a Tax Event.


          "ADMINISTRATIVE TRUSTEES" means each Person identified as an "Administrative Trustee" in the Trust Agreement, solely in such Person's capacity as Administrative Trustee of AmerUs Capital I under such Trust Agreement and not in such Person's individual capacity, or any successor administrative trustee appointed as therein provided.


          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "AMERUS CAPITAL I" means the business trust declared and established pursuant to the Delaware Business Trust Act (12 Del. Code Section 3801 et. seq.) by the Trust Agreement.

          "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities.

          "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

          "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or such committee of the Board of Directors or officers of the Company to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement, is closed for business.


          "CAPITAL SECURITIES" has the meaning specified in the Recitals to this Indenture.


          "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.


          "COMMON SECURITIES" means undivided beneficial interests in the assets of AmerUs Capital I, having a Liquidation Amount of $1,000 per Common Security and having the rights provided therefor in the Trust Agreement.

          "COMMON STOCK" means the common stock, without par value, of the Company.

          "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, the Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee in the City of Wilmington, Delaware, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.


          "CORPORATION" includes a corporation, association, company, limited liability company, joint-stock company or business trust.


          "DEBT" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

          "DEFAULTED INTEREST" has the meaning specified in Section 307.

          "DEPOSITARY" means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to this Indenture or any successor thereto.


          "EVENT OF DEFAULT" has the meaning specified in Section 501.

          "EXPENSE AGREEMENT" means the Expense Agreement contemplated by
Section 607.

          "EXTENSION PERIOD" has the meaning specified in Section 301.

          "GLOBAL SECURITY" means a Security in the form prescribed in Section 204 evidencing all or part of the Securities, issued to the Depository or its nominee, and registered in the name of such Depository or its nominee.

          "GOVERNMENT OBLIGATIONS" means, with respect to the Securities, securities which are (i) direct obligations of the United States of America or
(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed by the United States of America and which, in either case, are full faith and credit obligations of the United States of America and are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

          "HOLDER" means a Person in whose name a Security is registered in the Security Register.

          "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

          "INTEREST PAYMENT DATE", when used with respect to any installment of interest on a Security, means the date specified in such Security as the fixed date on which an installment of interest with respect to the Securities is due and payable.

          "INVESTMENT COMPANY EVENT" means the receipt by AmerUs Capital I of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), AmerUs Capital I is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Securities.


          "JUNIOR SUBORDINATED PAYMENT" has the meaning specified in Section
1102.

          "MATURITY", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the Chief Executive Officer, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.

          "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company (and who may be an employee of the Company), and who shall be acceptable to the Trustee.

          "OUTSTANDING," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT: (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Securities which have been paid pursuant to Section 306, or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company; PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be

Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor. Upon the written request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of the Company, or any other obligor on the Securities or any Affiliate of the Company or such obligor, and, subject to the provisions of Section 601, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

          "PARENT GUARANTEE" has the meaning specified in the Recitals to this Indenture.


          "PAYING AGENT" means any Person authorized by the Company to pay the principal (or premium, if any) of or interest on, or other amounts in respect of, any Securities on behalf of the Company.


          "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.



          "PROCEEDING" has the meaning specified in Section 1102.

          "PROPERTY TRUSTEE" means the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement, solely in its capacity as Property Trustee under such Trust Agreement and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as therein provided.

          "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "REDEMPTION PRICE", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

          "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the Business Day next preceding such Interest Payment Date.


          "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee from time to time to administer its corporate trust matters.

          "SECURITIES" has the meaning specified in the Recitals to this Indenture.

          "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 305.


          "SENIOR DEBT" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities or to other Debt which is PARI PASSU with, or subordinated to, the Securities; PROVIDED, HOWEVER, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to the Company, (b) any Debt of the Company to any of its Subsidiaries, (c) Debt to any employee of the Company, (d) trade accounts payable of the Company, (e) accrued liabilities arising in the ordinary course of business of the Company, (f) the Securities, and (g) the Parent Guarantee.


          "SPECIAL EVENT" means either an Investment Company Event or a Tax
Event.

          "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.


          "STATED MATURITY", when used with respect to any Security or any installment of principal thereof (or premium, if any) or interest (including any Additional Interest) thereon, means ___________, 2027, the date on which the principal, together with any accrued and unpaid interest (including any Additional Interest), of such Security or such installment of interest is due and payable.


          "SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.


          "TAX EVENT" means the receipt by AmerUs Capital I of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Securities, there is more than an insubstantial risk that (i) AmerUs
Capital I is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States Federal income tax with respect to interest income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date of such Opinion of Counsel will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes, or (iii) AmerUs Capital
I is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.


          "TRUST AGREEMENT" has the meaning specified in the first paragraph of this Indenture.

          "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as amended and as in force at the date as of which this instrument was executed; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "TRUST SECURITIES" has the meaning specified in the Recitals to this Indenture.

          "VICE PRESIDENT", when used with respect to the Company or the Trustee, means any duly appointed vice president, whether or not designated by a number or a word or words added before or after the title "vice president".


SECTION 102.   COMPLIANCE CERTIFICATES AND OPINIONS.

          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all conditions precedent (including covenants compliance with which constitute a condition precedent), if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion delivered with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to Section 1004) shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions herein relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.


SECTION 103.   FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.   ACTS OF HOLDERS; RECORD DATES.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee at the address specified in Section 105 and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, but shall not be obligated, to fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. Except as otherwise provided herein, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action, whether or not such Persons continue to be Holders after such record date, PROVIDED, HOWEVER, that unless such vote or consent is obtained from the Holders (or their duly designated proxies) of the requisite principal amount of Outstanding Securities prior to the Expiration Date (as defined below), any such vote or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 106.


     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2), or (iv) any direction referred to in Section 512. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date, PROVIDED that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section, the party hereto that sets such record date may designate any date as the "EXPIRATION DATE" and from time to time may change the Expiration Date to any earlier or later date, PROVIDED that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.


          (d) The ownership of Securities shall be proved by the Security Register.


          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.


          (f) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.


SECTION 105.   NOTICES, ETC., TO TRUSTEE AND THE COMPANY.

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.


SECTION 106.   NOTICE TO HOLDERS; WAIVER.

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.   CONFLICT WITH TRUST INDENTURE ACT.

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.


SECTION 108.   EFFECT OF HEADINGS AND TABLE OF CONTENTS.

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.   SUCCESSORS AND ASSIGNS.

          The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned subsidiary of the Company, PROVIDED, that, in the event of any such assignment, the Company will remain liable for all such obligations. AmerUs Capital I may not assign any of its rights under this Indenture without the prior written consent of the Company. This Indenture is not otherwise assignable by the parties hereto. Subject to the foregoing, this Indenture shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not.


SECTION 110.   SEPARABILITY CLAUSE.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.   BENEFITS OF INDENTURE.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent and their successors and assigns hereunder, the holders of Senior Debt, the holders of Capital Securities (to the extent provided herein) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.



SECTION 112.   GOVERNING LAW.


          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.


SECTION 113.   NON-BUSINESS DAYS.


          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or other amounts in respect of the Securities need not be made on such date, but may be made on the next succeeding Business Day in each case (except that, if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day) in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, PROVIDED that no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.


                                   ARTICLE TWO

                                 Security Forms

SECTION 201.   FORMS GENERALLY.

          The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable tax laws or the rules of any securities exchange, the Nasdaq National Market or any other applicable self-regulatory organization as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these or other methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202.   FORM OF FACE OF SECURITY.


          [If the Security is a Global Security, insert--This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New
York Corporaiton ("DTC") or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.


          Unless this Security is presented by an authorized representative of DTC to AmerUs Life Holdings, Inc. or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.]


                              AMERUS LIFE HOLDINGS

                 [____%] Junior Subordinated Debenture, Series A



No._________                                                         $_________
                                                     [CUSIP No. _______________]

          AMERUS LIFE HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Iowa (herein called "ALH", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________________________, or registered assigns, the principal sum of _________ DOLLARS ($__________) on ______________, 2027.

The Company further promises to pay interest on said principal sum from ______________, 1997 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on January 31 and July 31 of each year, commencing July 31, 1997, at the rate of [____%] per annum together with Additional Sums, if any, until the principal hereof is paid or duly provided for or made available for payment; PROVIDED that any overdue principal, premium or Additional Sums and any overdue installment of interest shall bear Additional Interest at the rate of __% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded semi-annually, from the dates such amounts are due until they are paid or made available for payment. The amount of interest payable for any period less than a full interest period will be computed on the basis of twelve 30-day months and a 360-day year and the actual days elapsed in a partial month in such period. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "BUSINESS DAY" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee, or the principal office of the Property Trustee under the Trust Agreement, is closed for business. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed or the Nasdaq National Market if the Securities are quoted thereon, or of any other applicable self-regulatory organization, and upon such notice as may be required by such exchange, the Nasdaq National Market or such other organization all as more fully provided in said Indenture.



          ALH shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for up to ten consecutive semi-annual periods with respect to each deferral period (each an "EXTENSION PERIOD"), during which period interest will compound semi-annually and ALH shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period ALH shall pay all interest then accrued and unpaid including any Additional Interest; PROVIDED, HOWEVER, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security as then in effect, and no such Extension Period may end on a date other than an Interest Payment Date;

PROVIDED FURTHER that during any such Extension Period, ALH shall not, and shall cause any Subsidiary of ALH not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of ALH's outstanding capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt security of ALH ranking PARI PASSU with or junior in interest to this Security or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by their terms rank PARI PASSU or junior in interest to the Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) payments under any Parent Guarantee, and (c) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, ALH may further defer the interest payments, PROVIDED that no Extension Period shall exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of this Security or end on a date other than an Interest Payment Date. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, ALH may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest (to the extent that the payment of such interest shall be legally enforceable) at the rate of __% per annum, compounded semi-annually and calculated as set forth in the first paragraph of this Security, from the dates on which amounts would otherwise have been due and payable until paid or made available for payment. ALH shall give the Trustee and the Administrative Trustees notice of its election to begin an Extension Period at least one Business Day prior to the earliest of (i) the date interest on this Security would have been payable except for the election to begin such Extension Period or (ii) the date AmerUs Capital I is required to give notice to any securities exchange or the Nasdaq National Market or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or (iii) the date such distributions on the Trust Securities are payable, but in any event not less than one Business Day prior to such record date.



          Payment of the principal of and premium, if any, and interest (including any Additional Interest) on this Security will be made at the office or agency of ALH maintained for that purpose in the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of ALH payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.



          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions,
(b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and
(c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

          Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, AmerUs Life Holdings, Inc. has caused this instrument to be duly executed under its corporate seal.

Dated:
                                        AMERUS LIFE HOLDINGS, INC.

                                        By:___________________________
                                           Name:
                                           Title:
Attest:

_______________________

SECTION 203.   FORM OF REVERSE OF SECURITY.


          This Security is one of a duly authorized issue of Securities of ALH, designated as its [____%] Junior Subordinated Debentures, Series A (herein called the "SECURITIES"), limited in aggregate principal amount to [$86,250,000] issued under an Indenture, dated as of _________, 1997 (herein called the "INDENTURE"), between ALH and Wilmington Trust Company, as Trustee (herein called the "TRUSTEE", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, ALH and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.


          All terms used in this Security which are defined in the Indenture or in the Trust Agreement attached as Annex A thereto shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.


          At any time on or after ____________________, 2007, ALH shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of ALH, without premium or penalty, in whole at any time or in part from time to time, at a Redemption Price equal to the following prices expressed in percentages of the principal amount to be redeemed, plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date; if redeemed during the 12-month period beginning ___________:




                  Year              Redemption Price
                  ----              ----------------
                  2007                           %
                  2008
                  2009
                  2010
                  2011
                  2012
                  2013
                  2014
                  2015
                  2016

and at 100% on or after _________, 2017.

          If a Special Event as defined in Article Twelve of the Indenture shall occur and be continuing prior to ______, 2007, ALH shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of ALH, without premium or penalty, in whole but not in part, within 90 days following the occurrence of such Special Event, subject to the provisions of Section 1207 and other provisions of Article Twelve of the Indenture, at a Redemption Price equal to the Make-Whole Amount, plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount hereof or
(ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption hereof on _____, 2007, together with scheduled payments of interest from the Redemption Date to _______, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If the Securities are only partially redeemed by ALH, the Securities will be redeemed PRO RATA.



          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) ___% if such Redemption Date occurs on or before ________, 1998 or (ii) ___% if such Redemption Date occurs after ________, 1998.



          "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.



          "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after _______, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.



          "Quotation Agent" means Goldman, Sachs & Co. and their successors; providing, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.



          "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.



          "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.



          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.



          In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions for satisfaction and discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by ALH with certain conditions set forth in the Indenture.



          The Indenture contains provisions permitting ALH and the Trustee, with the consent of Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; PROVIDED that no such modification may, without the consent of the Holder of each Outstanding Security affected thereby, (i) change the fixed maturity of the Securities or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or (ii) reduce the percentage of principal amount of the Securities, the Holders of which are required to consent to any such modification of the Indenture; PROVIDED, that, so long as any of the Capital Securities remains Outstanding, no such modification may be made that adversely affects the Holders of the Capital Securities, and no termination of the Indenture may occur, and no waiver of any Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the Holders of at least a majority of the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Outstanding Capital Securities unless and until the principal of the Securities and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by ALH with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefore or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.


As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to ALH (and to the Trustee if given by Holders), PROVIDED that, if upon an Event of Default the Trustee or such Holders fail to declare the principal of all the Outstanding Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding shall have the right to make such declaration by a notice in writing to ALH and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable, PROVIDED that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Eleven of the Indenture.


          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of ALH, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.


          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of Wilmington Trust Company in Wilmington, Delaware, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Wilmington Trust Company, as the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but ALH or Wilmington Trust Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


          Prior to due presentment of this Security for registration of transfer, ALH, the Trustee and any agent of ALH or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither ALH, the Trustee nor any such agent shall be affected by notice to the contrary.


          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.


          The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States Federal, state and local tax purposes it is intended that this Security constitute indebtedness.

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 204.   ADDITIONAL PROVISIONS REQUIRED IN GLOBAL SECURITY.

          Any Global Security issued hereunder shall, in addition to the provisions contained in Sections 202 and 203, bear a legend in substantially the following form:

          "If the Security is a Global Security, insert--This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New
York Corporaiton ("DTC") or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a person other than DTC or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC) may be registered except in limited circumstances.


          Unless this Security is presented by an authorized representative of DTC to AmerUs Life Holdings, Inc. or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein."


SECTION 205.   FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Securities referred to in the within-mentioned Indenture.


                                                       Wilmington Trust Company,
                                                                     AS TRUSTEE


                                                    By: _______________________
                                                             AUTHORIZED OFFICER


                                  ARTICLE THREE

                                 The Securities

SECTION 301.   TITLE AND TERMS; PAYING AGENT.


          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $86,250,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906 or 1208.

          The Securities shall be known and designated as the "[____%] Junior Subordinated Debentures, Series A" of the Company. Their Stated
Maturity shall be ____________, 2027.

          The Securities shall bear interest at the rate of [_____%] per annum, from _________________, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually (subject to deferral as set forth herein), in arrears, on January 31 and July 31 of each year, commencing July 31, 1997 until the principal thereof is paid or made available for payment. Accrued interest that is not paid on the applicable Interest Payment Date (even if unpaid due to an extension of an interest payment period as set forth below in this Section 301) will bear Additional Interest on the amount thereof. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day) (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.



          So long as no Event of Default hereunder has occurred and is continuing, the Company shall have the right, at any time during the term of the Securities, to defer the payment of interest on such Securities from time to time, for up to ten consecutive semi-annual periods (each, an "EXTENSION PERIOD") during which Extension Periods interest will compound semi-annually and the Company shall have the right to make partial payments of interest on any Interest Payment Date. No Extension Period shall end on a date other than an Interest Payment Date. At the end of any such Extension Period the Company shall pay all interest then accrued and unpaid on the Securities (together with Additional Interest thereon, if any, at the rate specified for the Securities to the extent permitted by applicable law), PROVIDED, HOWEVER, that during any such Extension Period, the Company shall not, and shall cause any Subsidiary not to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company ranking PARI PASSU with or junior in interest to the Securities or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company that by their terms rank PARI PASSU or junior in interest to the Securities (other than (a) dividends or distributions in Common Stock of the Company (b) payments under the Parent Guarantee, and (c) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, PROVIDED that no Extension Period shall exceed ten consecutive semi-annual periods or extend beyond the Stated Maturity of the Securities. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee and the Administrative Trustees notice of its election to begin any such Extension Period at least one Business Day prior to the earliest of (i) the date interest on the Securities would have been payable except for the election to begin such Extension Period or (ii) the date such distributions on the Trust Securities are payable or (iii) the date AmerUs Capital I is required to give notice to any securities exchange or the Nasdaq National Market or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date.



          The Trustee shall promptly give notice of the Company's election to begin any such Extension Period to the Holders of the Outstanding Securities.


          The principal of and interest on the Securities shall be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or
(ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

          The Company designates Wilmington Trust Company as the initial Paying Agent with respect to the Securities. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts pursuant to
Section 1002.

          The Securities shall be subordinated in right of payment to Senior Debt as provided in Article Eleven.

          The Securities shall be redeemable as provided in Article Twelve.

SECTION 302.   DENOMINATIONS.


          The Securities shall be issuable only in registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.



SECTION 303.   EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication. Securities may be authenticated on original issuance from time to time and delivered pursuant to such procedures acceptable to the Trustee ("Procedures") as may be specified from time to time by Company Order. Procedures may authorize authentication and delivery pursuant to oral instructions of the Company or a duly authorized agent, which instructions shall be promptly confirmed in writing.

          Prior to the delivery of a Security in any such form to the Trustee for authentication, the Company shall deliver to the Trustee a Company Order requesting the Trustee's authentication and delivery of all or a portion of the Securities, and if less than all, setting forth procedures for such authentication. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

          Each Security shall be dated the date of its authentication.

          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304.   TEMPORARY SECURITIES.

          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities having the same date of issuance and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.


SECTION 305.   REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "SECURITY REGISTRAR" for the purpose of registering Securities and transfers of Securities as herein provided.


          Upon surrender for registration of transfer of any Security (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like tenor and aggregate principal amount, having the same date of issuance, Stated Maturity and terms.



          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations, of a like tenor and aggregate principal amount having the same date of issuance, Stated Maturity and terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. Such transfer or exchange will be effected upon the Security Registrar or the Company, as the case may be, being satisfied with the documents of title and identity of the Person making the request.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Securities, but the Company or the Securities Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1208 not involving any transfer.

          Notwithstanding any of the foregoing, any Global Security shall be exchangeable pursuant to this Section for Securities registered in the name of Persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as such Depositary shall direct.

          Notwithstanding any other provision in this Indenture, a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary.


          Neither the Company nor the Security Registrar shall be required, pursuant to the provisions of this Section, (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of selection for redemption of Securities pursuant to Article Twelve and ending at the close of business on the day of mailing of notice of redemption or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, any portion thereof not to be redeemed.

SECTION 306.   MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.


          If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.


          If there shall be delivered to the Company and the Trustee
(i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307.   PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.


          Interest and Additional Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment except that, unless otherwise provided in the Securities, interest and any Additional Interest payable on the Stated Maturity of the principal of a Security shall be paid to the Person to whom principal is paid.


          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, (or by the Trustee if the Securities are not listed) if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Interest), which were carried by such other Security.


SECTION 308.   PERSONS DEEMED OWNERS.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Interest) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.


     No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.


SECTION 309.   CANCELLATION.

          All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as directed by a Company Order.


SECTION 310.   COMPUTATION OF INTEREST.


          Interest on the Securities payable for any full semi-annual period shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full monthly period, shall be computed on the basis of the actual number of days elapsed in such period.


SECTION 311.   RIGHT OF SET-OFF.

          Notwithstanding anything to the contrary in the Indenture, the Company shall have the right to set-off any payment it is otherwise required to make hereunder with respect to any Security and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Parent Guarantee or under Section 508 hereof.

SECTION 312.   AGREED TAX TREATMENT.

          Each Security issued hereunder shall provide that the Company and, by its acceptance of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, such Security agree that for United States Federal, state and local tax purposes it is intended that such Security constitute indebtedness.

SECTION 313.   CUSIP NUMBERS.

          The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.   SATISFACTION AND DISCHARGE OF INDENTURE.


          This Indenture shall, upon Company Request, cease to be of further effect and the Company will be deemed to have satisfied and discharged this Indenture (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 401) and the Trustee, on written demand of and at the expense of the Company, shall execute instruments supplied by the Company acknowledging satisfaction and discharge of this Indenture, when


          (1)  either

          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

          (B) all such Securities not theretofore delivered to the Trustee for cancellation

                 (i)  have become due and payable, or


                (ii) will become due and payable at their Stated Maturity within one year of the date of deposit,






     and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee cash or cash equivalents, as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest (including Additional Interest) to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;


          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.


Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authentication Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.   APPLICATION OF TRUST MONEY.


          Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 or money or Government Obligations deposited with the Trustee pursuant to Section 403, or received by the Trustee in respect of Government Obligations deposited with the Trustee, pursuant to Section 403, shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.


SECTION 403.   SATISFACTION, DISCHARGE AND DEFEASANCE OF SECURITIES.

          The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

          (1)  with respect to all Outstanding Securities,

               (A) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on all Outstanding Securities for principal (and premium, if any) and interest (including any Additional Interest) to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section, as the case may be; or

               (B) the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee as obligations in trust for such purpose an amount of Government Obligations as will, in the written opinion of independent public accountants delivered to the Trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on all Outstanding Securities for principal (and premium, if any) and interest (including any Additional Interest) to the Stated Maturity or any Redemption Date as contemplated by the penultimate paragraph of this Section, as the case may be; and

          (2) the Company has paid or caused to be paid all other sums payable with respect to the Outstanding Securities; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Outstanding Securities have been complied with.

          Any deposits with the Trustee referred to in Section 403(1) above shall be irrevocable and shall be made under the terms of an escrow trust agreement in form and substance reasonably satisfactory to the Trustee. If any Outstanding Securities are to be redeemed prior to their Stated Maturity pursuant to any optional redemption provisions, the applicable escrow trust agreement shall provide therefor and the Company shall make such arrangements as are satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company. If the Securities are not to become due and payable at their Stated Maturity or upon call for redemption within one year of the date of deposit, then the Company shall give, not later than the date of such deposit, notice of such deposit to the Holders of Securities.

          Upon the satisfaction of the conditions set forth in this Section with respect to all the Outstanding Securities, the terms and conditions of the Securities, including the terms and conditions with respect thereto set forth in this Indenture, shall no longer be binding upon, or applicable to, the Company; PROVIDED, that the Company shall not be discharged from any payment obligations in respect of Securities which are deemed not to be Outstanding under clause
(iii) of the definition thereof if such obligations continue to be valid obligations of the Company under applicable law.


                                  ARTICLE FIVE

                                    Remedies

SECTION 501.   EVENTS OF DEFAULT.

          "EVENT OF DEFAULT", wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Eleven or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) failure for 30 days to pay any interest on the Securities (including Additional Interest, if any) when due (subject to the deferral of any due date in the case of an Extension Period); or


          (2) failure to pay any principal (or premium, if any) on the Securities when due whether at Stated Maturity, upon redemption, by declaration or otherwise; or



          (3) failure to observe or perform in any material respect any other covenant herein for 90 days after written notice requiring the Company to remedy the same to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in aggregate principal amount of the Outstanding Securities; or


          (4) entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of substantially all of the property of the Company, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (5) (A) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (B) the consent by the Company or to the entry of a decree or order for relief in respect of itself in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or (C) the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or (D) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of all or substantially all of the property of the Company, or (E) the making by the Company of an assignment for the benefit of creditors, or (F) the taking of corporate action by the Company in furtherance of any such action.


SECTION 502.   ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.


          If an Event of Default (other than an Event of Default specified in Section 501(4) or 501(5)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities shall have the right to declare the principal (or specific portion thereof) of and the interest on all the Securities, and any other amount payable under the Indenture, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) PROVIDED, that if upon an Event of Default, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities fail to declare such amounts to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of Capital Securities then Outstanding shall have such right, by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable. If an Event of Default specified in Section 501(4) or 501(5) occurs, the principal amount of all the Securities shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable. Payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Eleven.



          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding

Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:


          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay:


               (A) all overdue installments of interest (including any Additional Interest) on all Securities,


               (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration and interest and Additional Interest, if any, thereon at the rate borne by the Securities, and


               (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

          (2) all Events of Default, other than the non-payment of the principal of Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.


If the Holders of a majority in principal amount of the outstanding Securities fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Capital Securities may rescind and annul such declaration and its consequences, subject to the foregoing conditions.


          No such rescission shall affect any subsequent default or impair any right consequent thereon.

          Upon receipt by the Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Securities all or part of which are represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; PROVIDED, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 502.

SECTION 503.   COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.


          The Company covenants that if:


               (1) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of (and premium, if any, on) any Security at the Maturity thereof,


the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest (including any Additional Interest), and, in addition thereto, all amounts owing the Trustee under Section 607. Payment of principal (and premium, if any) and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Eleven notwithstanding that such amount shall become immediately due and payable as herein provided.


          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.   TRUSTEE MAY FILE PROOFS OF CLAIM.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal (and premium, if any) or interest (including Additional Interest)) shall be entitled and empowered, by intervention in such proceeding or otherwise, (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (including any Additional Interest) owing and unpaid in respect to the Securities and to file such other papers or documents as may be necessary or advisable and to take any and all actions as are authorized under the Trust Indenture Act in order to have the claims of the Holders and any predecessor to the Trustee under Section 607 allowed in any such judicial proceedings, and (ii) in particular, the Trustee shall be authorized to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 506; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee for distribution in accordance with
Section 506 and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it and any predecessor Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.


SECTION 505.   TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.


          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, subject to Article Eleven and after provision for payment of all the amounts owing the Trustee and any predecessor Trustee under Section 607, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.


SECTION 506.   APPLICATION OF MONEY COLLECTED.

          Subject to Article Eleven, any money or property collected or to be applied by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607; and

               SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest (including any Additional Interest) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest (including any Additional Interest), respectively; and

               THIRD: The balance, if any, to the Person or Persons entitled thereto.



SECTION 507   LIMITATION ON SUITS.

          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver, assignee, trustee, liquidator, sequestrator or other similar official or for any other remedy hereunder, unless:

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;


               (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;


               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and


               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;


it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508.   UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL AND INTEREST.


          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest (including any Additional Interest) on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Any holder of the Capital Securities shall have the right, upon the occurrence of an Event of Default described in Section 501(1) or 501(2) hereof, to institute a suit directly against the Company for enforcement of payment to such holder of principal of (and premium, if any) and (subject to Section 307) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder.



SECTION 509.   RESTORATION OF RIGHTS AND REMEDIES.


          If the Trustee, or any Holder or any holder of Capital Securities has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, such Holder or such holder of Capital Securities, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Holders and the holders of Capital Securities shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, such Holder and such holder of Capital Securities shall continue as though no such proceeding had been instituted.


SECTION 510.   RIGHTS AND REMEDIES CUMULATIVE.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.   DELAY OR OMISSION NOT WAIVER.


          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no delay or omission of the Trustee or of any Holder of any Security or any holder of any Capital Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders and the right and remedy given to the holders of Capital Securities by Section 508 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders or the holders of Capital Securities, as the case may be.


SECTION 512.   CONTROL BY HOLDERS.


          The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that


               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

               (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or exercising any such trust or power, with respect to Securities all or part of which are represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; PROVIDED, that, unless the Holders of a majority in principal amount of the Outstanding Securities shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section.


SECTION 513.   WAIVER OF PAST DEFAULTS.


          Subject to Sections 902 and 1010 hereof, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities affected thereby may waive any past default hereunder and its consequences, except a default: (1) in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal (and premium, if any) due otherwise than by acceleration has been deposited with the Trustee); or (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected. If the Holders of such Securities fail to waive such default, the holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities shall have such right.



     Any such waiver shall be deemed to be on behalf of the Holders of all the Securities or, in the case of a waiver by holders of Capital Securities, by all holders of Capital Securities.


          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.   UNDERTAKING FOR COSTS.


          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs against any such party litigant including reasonable attorneys' fees, in the manner and to the extent provided in the Trust Indenture Act having due regard to the merits and good faith of the claims or defenses made by such party litigants; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security on or after the respective Stated Maturities expressed in such Security.

SECTION 515.   WAIVER OF USURY, STAY OR EXTENSION LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE SIX

                                   The Trustee

SECTION 601.   CERTAIN DUTIES AND RESPONSIBILITIES.

          The duties and responsibilities of the Trustee shall be as provided by this Indenture and the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (a)  Except during the continuance of an Event of Default,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 512 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Securities.

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.


SECTION 602.   NOTICE OF DEFAULTS.

          Within 90 days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Securities Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; PROVIDED, HOWEVER, that except in the case of a default in the payment of the principal of (or premium, if any) or interest (including any Additional Interest) on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities; PROVIDED, FURTHER, that in the case of any default of the character specified in
Section 501(3), no such notice
to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. For purposes of this Section, the Trustee shall be deemed to have actual knowledge of a default if it has received written notice of such default in the manner contemplated by Section 105.


SECTION 603.   CERTAIN RIGHTS OF TRUSTEE.

          Subject to the provisions of Section 601:



          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, security, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;


          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, Security, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the

     Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.


SECTION 604.   NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.


          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.


SECTION 605.   MAY HOLD SECURITIES.


          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, or such other agent.


SECTION 606.   MONEY HELD IN TRUST.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.


SECTION 607.   COMPENSATION; REIMBURSEMENT; AND INDEMNITY.

          The Company agrees

          (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability, action, suit, cost or expense (including the reasonable compensation and the expenses and disbursements of its agents and counsel) of any kind and nature whatsoever incurred without negligence or bad faith, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          In addition, the Company hereby agrees to pay all amounts owing under Section 8.06 of the Trust Agreement and to enter into and perform an Expense Agreement substantially in the Form of Exhibit A to this Indenture. To secure the Company's payment obligations under this Section 607, the Trustee shall have a lien against all money or property held or collected by the Trustee, which lien shall be subordinate to the rights of the Securityholders but prior to the rights of the Company to any such money or property.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Reform Act of 1978 or any successor statute.

          The provisions of this Section shall survive the termination of this Indenture.


SECTION 608.   DISQUALIFICATION; CONFLICTING INTERESTS.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) the Trust Indenture Act and this Indenture.

SECTION 609.   CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.


          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any Person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee for the Securities issued hereunder.


SECTION 610.   RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.


          (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.


          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If the Company fails to appoint a successor Trustee within thirty
(30) days of such resignation, removal, or incapability, or the occurrence of such vacancy, the retiring Trustee may, subject to Section 514, petition any court of competent jurisdiction for the appointment of a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company or any court. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, subject to Section 514, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.


          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.


SECTION 611.   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; PROVIDED that, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in this Section.


In case of the appointment hereunder of a successor Trustee, the Company, the retiring Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, and duties of the retiring Trustee; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.


          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee will have.


SECTION 613.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


SECTION 614.  APPOINTMENT OF AUTHENTICATING AGENT.

          The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration or transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State, Territory or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at lease annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.


          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which an Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.


          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within mentioned Indenture.


     Dated:
                                        -----------------------------------
                                        Wilmington Trust Company
                                        As Trustee

                                        By:
                                           --------------------------------
                                             As Authenticating Agent

                                        By:
                                            --------------------------------
                                             Authorized Officer



                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company

SECTION 701.   COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.


          The Company will furnish or cause to be furnished to the Trustee:


               (a) semiannually, not later than January 15 and July 15 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such January 1 and July 1, and

               (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;


In each case to the extent such information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Security Registrar.



SECTION 702.   PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.   REPORTS BY TRUSTEE.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing with the first July 15 after the first issuance of Securities under this Indenture.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed and the Nasdaq National Market if the Securities are quoted thereon, with the Commission and with the Company. The Company will notify the Trustee whenever the Securities are listed on any stock exchange.


SECTION 704.   REPORTS BY COMPANY.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall continue to file with the Commission and provide the Trustee with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a).

                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.   COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

               (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, trust or other entity, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including any Additional Interest) on all the Securities and the performance or observance of every covenant of this Indenture and the Securities on the part of the Company to be performed or observed;

               (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

               (3) such consolidation or merger or conveyance, transfer or lease of properties or assets of the Company is permitted under the Trust Agreement and the Parent Guarantee and does not give rise to any breach or violation of, the Trust Agreement or the Parent Guarantee; and


               (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee, subject to Section 601, may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section.



SECTION 802.   SUCCESSOR SUBSTITUTED.


          Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance, transfer or lease, the

Company shall be discharged from all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

          Such successor Person may cause to be signed, and may issue either in its own mane or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication pursuant to such provisions and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee on its behalf for the purpose pursuant to such provisions. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities has been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate.



                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901.   SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to surrender any right or power herein conferred upon the Company; or

          (3) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

          (4)  to add any additional Events of Default; or


          (5) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED that such action pursuant to this clause (5) shall not materially adversely affect the interests of the Holders of the Securities or, so long as any of the Capital Securities shall remain outstanding, the holders of the Capital Securities; or


          (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (7) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.


SECTION 902.   SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.


          With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,



          (1) except to the extent permitted and subject to the conditions set forth in Section 301 with respect to the extension of interest payment period of the Securities, change the Stated Maturity of, the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or reduce any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or



          (2) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3)  modify any of the provisions of this Section, Section 513 or
     Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;


PROVIDED, that, so long as any of the Capital Securities remains outstanding, no such amendment shall be made that adversely affects the holders of the Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of the Outstanding Capital Securities unless and until the principal of and any premium on the Securities and all accrued and, subject to Section 307, unpaid interest (including any Additional Interest) thereon have been paid in full, PROVIDED FURTHER, that so long as any of the Capital Securities remains outstanding, no amendment shall be made to Section 508 of this Indenture without the prior consent of the holders of each Capital Security then Outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and (subject to Section 301) unpaid interest (including any Additional Interest) thereon have been paid in full.


          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.   EXECUTION OF SUPPLEMENTAL INDENTURES.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.   EFFECT OF SUPPLEMENTAL INDENTURES.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


SECTION 905.   CONFORMITY WITH TRUST INDENTURE ACT.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.


SECTION 906.   REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                   ARTICLE TEN

                    Covenants; Representations and Warranties

SECTION 1001.  PAYMENT OF PRINCIPAL AND INTEREST.


          The Company covenants and agrees for the benefit of the Securities that it will duly and punctually pay the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities in accordance with the terms of the Securities and this Indenture.



SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in Wilmington, Delaware, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints the Trustee, acting through its Corporate Trust Office, as its agent for said purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the

Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Securities may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation and any change in the location of any such office or agency.


SECTION 1003.  MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.


          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal (and premium, if any) of or interest (including any Additional Interest), on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (including any Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its failure so to act.



          Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m. New York City time on each due date of the principal (or premium, if any) of or interest (including any Additional Interest) on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest (including any Additional Interest) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest (including any Additional Interest), and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.



          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent, (ii) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided, (iii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest (including any Additional Interest), and (iv) at any time during the continuance of any such default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, upon written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.


          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid to the Company on Company Request, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.


SECTION 1004.  STATEMENT BY OFFICERS AS TO COMPLIANCE.


          The Company will deliver to the Trustee, within 120 days after the end of each calendar year of the Company ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance, observance or fulfillment of or compliance with any of the terms, provisions, covenants and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.



SECTION 1005.  ADDITIONAL SUMS.


          In the event that (i) AmerUs Capital I is the Holder of all of the Outstanding Securities, (ii) a Tax Event shall have occurred and be continuing and (iii) the Company shall not have redeemed the Securities pursuant to Section 1201 or terminated AmerUs Capital I pursuant to Section 9.02(b) of the Trust Agreement, so long as no Event of Default has occurred and is continuing the Company shall pay to AmerUs Capital I (and its permitted successors or assigns under the Trust Agreement) for so long as AmerUs Capital I (or its permitted successor or assignee) is the registered holder of any Securities, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the Trust Agreement)) then due and payable by AmerUs Capital I on the

Capital Securities and Common Securities that at any time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any Additional Taxes arising from such Tax Event (the "Additional Sums").
Whenever in this Indenture or the Securities there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made, PROVIDED, however, that the deferral of interest payments pursuant to Section 301 or the Securities shall not defer the payment of any Additional Sums that may be due and payable.


SECTION 1006.  ADDITIONAL COVENANTS.


          The Company covenants and agrees with each Holder of Securities that it shall not, and it will not permit any Subsidiary of the Company to, (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's outstanding capital stock, or (b) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank PARI PASSU with or junior to the Securities or make any guarantee payments with respect to any guarantee by the Company of the debt Securities of any Subsidiary of the Company that by their terms rank PARI PASSU or junior in interest to the Securities (other than (a) dividends or distributions in Common Stock of the Company, (b) payments under the Parent Guarantee, and (c) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred and be continuing any event that (a) with the giving of notice or the lapse of time or both, would constitute an Event of Default hereunder and
(b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Parent Guarantee or (iii) the Company shall have given notice of its selection of an Extension Period as provided herein and shall not have rescinded such notice and such Extension Period, or any extension thereof, shall be continuing.



          The Company also covenants (i) to maintain directly or indirectly 100% ownership of the Common Securities of AmerUs Capital I; PROVIDED, HOWEVER, that any permitted successor of the Company hereunder may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily dissolve, wind-up or liquidate AmerUs Capital I, except (a) in connection with a distribution of the Securities to the holders of Capital Securities in liquidation of AmerUs Capital I or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause AmerUs Capital I to remain a business trust and to be classified as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of the Securities to the holders of Capital Securities in liquidation of AmerUs Capital I.



SECTION 1007.  WAIVER OF CERTAIN COVENANTS.


          Except as otherwise specified as contemplated by Section 301 for Securities, the Company may, with respect to the Securities, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 901(2) for the benefit of the Holders if before or after the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                 ARTICLE ELEVEN

                           Subordination of Securities

SECTION 1101.  SECURITIES SUBORDINATE TO SENIOR DEBT.

          The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to Article Four), the payment of the principal of (and premium, if any) and interest (including any Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all amounts then due and payable in respect of all Senior Debt.


     The Trustee and the Holders shall take such action (including, without limitation, the delivery of this Indenture to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.



     The provisions of Sections 1102, 1103 and 1104 hereof shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this Indenture.



     The securing of any obligations of the Company, otherwise ranking on a parity with the Securities or ranking junior to the Securities, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Securities or ranking junior to the Securities.


SECTION 1102.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.


          In the case of the pendency of (a) any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors or (d) any other marshalling of the assets of the Company, (each such event, if any, herein sometimes referred to as a "Proceeding"), then the holders of Senior Debt shall be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt (including any interest thereon accruing after the commencement of any such Proceeding), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive or retain any payment or distribution of any kind or character, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of the Company (including the Securities) subordinated to the payment of the

Securities, such payment or distribution being hereinafter referred to as a "Junior Subordinated Payment"), on account of principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, which may be payable or deliverable in respect of the Securities in any such Proceeding.


     In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holders of the Securities, together with the holders of any obligations of the Company ranking on a parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of (and premium, if any) and interest on the Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to the Securities and such other obligations.



          In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any Junior Subordinated Payment, before all Senior Debt is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.



          For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which securities are subordinated in right of payment to all then outstanding Senior Debt at least to the same extent as the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article Eight.


SECTION 1103.  PRIOR PAYMENT TO SENIOR DEBT UPON ACCELERATION OF SECURITIES.

          In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of the Senior Debt outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due on or in respect of such Senior Debt (including any amounts due upon acceleration), or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) by the Company on account of the principal of (or premium, if any) or interest (including any Additional Interest) on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary.


          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Company.


          The provisions of this Section shall not apply to any payment with respect to which Section 1102 would be applicable.

SECTION 1104.  NO PAYMENT WHEN SENIOR DEBT IN DEFAULT.


          (a) In the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Debt, when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of Senior Debt or any trustee therefor, unless and until such event of default shall have been cured or waived or shall have ceased to exist, then no payment or distribution of any kind or character, whether in cash, properties or securities (including any Junior Subordinated Payment) shall be made by the Company on account of principal of (or premium, if any) or interest (including any Additional Interest), if any, on the Securities or on account of the purchase or other acquisition of Securities by the Company or any Subsidiary.


          In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

          The provisions of this Section shall not apply to any payment with respect to which Section 1102 would be applicable.

SECTION 1105.  PAYMENT PERMITTED IF NO DEFAULT.

          Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1102 or under the conditions described in Sections 1103 and

1104, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee of any money or Government Obligations deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest (including any Additional Interest) on the Securities or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.

SECTION 1106.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.


          Subject to the payment in full of all amounts due or to become due on all Senior Debt, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of the Senior Debt, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation or assignment, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.


SECTION 1107.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.


          The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders of the Securities, the obligations of the Company, which are absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest (including any Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than their rights in relation to the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security (or to the extent expressly provided herein, the holder of any Capital Security) from exercising all remedies otherwise permitted by applicable law upon default under this Indenture including, without limitation, filing and voting claims in any Proceeding, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

SECTION 1108.  TRUSTEE TO EFFECTUATE SUBORDINATION.

          Each Holder of a Security by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article and appoints the Trustee his or her attorney-in-fact for any and all such purpose.


SECTION 1109.  NO WAIVER OF SUBORDINATION PROVISIONS.

          No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.


     Without in any way limiting the generality of the immediately preceding paragraph, the holders of Senior Debt may, at any time and from to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to such Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of such Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.


SECTION 1110.  NOTICE TO TRUSTEE.

          The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true); PROVIDED, HOWEVER, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest (including any Additional Interest) on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date.


     Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing such Person to be a holder of Senior Debt (or a trustee or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


SECTION 1111.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Article Six, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 1112.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

          The Trustee, in its capacity as trustee under this Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

SECTION 1113. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE'S RIGHTS.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior Debt which may at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.


SECTION 1114.  ARTICLE APPLICABLE TO PAYING AGENTS.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

SECTION 1115.  CERTAIN CONVERSIONS OR EXCHANGES DEEMED PAYMENT.

          For the purposes of this Article only, (a) the issuance and delivery of junior securities upon exchange of Securities shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest (including any Additional Interest) on Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon exchange of a Security shall be deemed to constitute payment on account of the principal of such security. For the purposes of this Section, the term "junior securities" means (i) shares of any stock of any class of the Company and (ii) securities of the

Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article.


                                 ARTICLE TWELVE

                            Redemption of Securities

SECTION 1201.  APPLICABILITY OF THIS ARTICLE.


          Redemption of Securities as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article; PROVIDED, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern. Except as otherwise set forth in the form of Security, each Security shall be subject to partial redemption only in the amount of $1,000, or integral multiples thereof.


SECTION 1202.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.


          The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed PROVIDED that, for so long as the Securities are held by AmerUs Capital I, such notice shall be given not less than 45 nor more than 75 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee). In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction.


SECTION 1203.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.


          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 75 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such security.

          The Trustee shall promptly notify the Company in writing of the Securities selected for partial redemption and the principal amount thereof to be redeemed.





          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.


SECTION 1204.  NOTICE OF REDEMPTION.


          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder as it appears in the Security Register PROVIDED that, for so long as the Securities are held by AmerUs Capital I, such notice shall be given not less than 45 nor more than 75 days prior to such Redemption Date (unless a shorter notice shall be satisfactory to the Property Trustee).


          All notices of redemption shall identify the Securities to be redeemed (including CUSIP number) and shall state:

          (1)  the Redemption Date,


          (2) the Redemption Price, or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);


          (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date, and

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall not be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.


SECTION 1205.  DEPOSIT OF REDEMPTION PRICE.


          Prior to 10:00 a.m. New York City time on the Redemption Date specified in the notice of redemption, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price, with any interest, of all the Securities (or portions thereof) so called for redemption.


SECTION 1206.  SECURITIES PAYABLE ON REDEMPTION DATE.


          If any notice of redemption has been given as provided in
Section 1204, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the Redemption Date at the place or places stated in such notice and at the Redemption Price therein specified, together with accrued interest to the Redemption Date, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. On presentation and surrender of such Securities at a place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest (including any Additional Interest) whose corresponding Interest Payment Date is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of
Section 307.


          Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same date of issuance, Stated Maturity and terms. If a Global Security is so surrendered, such new Security will also be a new Global Security.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 1207.  OPTIONAL REDEMPTION; CONDITIONS TO OPTIONAL REDEMPTION.


          At any time on or after ___________, 2007, the Company shall have the right, subject to the last paragraph of this Section, to redeem the Securities, in whole at any time or in part from time to time, at a Redemption Price equal to the following prices expressed in percentages of the principal amount of Securities to be redeemed, plus any accrued but unpaid interest, including Additional Interest, if any, to but excluding the Redemption Date; if redeemed during the 12-month period beginning ___________:



                  Year              Redemption Price
                  ----              ----------------
                  2007                       %
                  2008
                  2009
                  2010
                  2011
                  2012
                  2013
                  2014
                  2015
                  2016




and at 100% on or after _________, 2017. The Company shall not redeem the Securities in part unless all accrued and unpaid interest (including any Additional Interest) has been paid in full on all Securities Outstanding for all semi-annual interest periods terminating on or prior to the Redemption Date.



          If a Special Event shall occur and be continuing prior to __________, 2007, the Company may, at its option, within 90 days of the occurrence of such Special Event, subject to the last paragraph of this Section and the other provisions of this Article Twelve, redeem the Securities in whole but not in part, at a Redemption Price for each Capital Security equal to the Make-Whole Amount plus accrued but unpaid interest, including Additional Interest, if any, to but excluding the Redemption Date.



          The "Make-Whole Amount" shall be equal to the greater of (i)
100% of the principal amount of such Securities or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Securities on _____, 2007, together with scheduled payments of interest from the Redemption Date to _______, 2007 (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below).



          "Adjusted Treasury Rate" means, with respect to any Redemption Date, the Treasury Rate (as defined below) plus (i) ___% if such Redemption Date occurs on or before ________, 1998 or (ii) ___% if such Redemption Date occurs after ________, 1998.



          "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.



          "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after _______, 2007, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.



          "Quotation Agent" means Goldman, Sachs & Co. and their successors; providing, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.



          "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Trustee after consultation with the Company.



          "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.



          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.



          For so long as AmerUs Capital I is the Holder of all Securities Outstanding, the proceeds of any redemption described in this Section shall be used by AmerUs Capital I to redeem Trust Securities in accordance with their terms.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   AMERUS LIFE HOLDINGS, INC.



                                   By:
                                   --------------------------------
                                       Name:
                                       Title:

Attest:


----------------------------



                                   WILMINGTON TRUST COMPANY



                                   By:
                                   -------------------------------
                                      Name:
                                      Title:

Attest:


----------------------------

STATE OF ________  )   ss.:
COUNTY OF ________ )



          On the _____ day of _________________ 1997, before me personally came [________________], to me known, who, being by me duly sworn, did depose and say that he/she is the [____________________] of AmerUs Life Holdings, Inc. one of the corporations described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of such corporation.




                                                 ------------------------------

STATE OF ________  )   ss.:
COUNTY OF ________ )



          On the _____ day of ________________, 1997, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he/she is a ________________ of Wilmington Trust Company a Delaware banking corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of such corporation.




                                                  -----------------------------

                                                                       EXHIBIT A

                    AGREEMENT AS TO EXPENSES AND LIABILITIES


          AGREEMENT dated as of                     1997, between AmerUs Life
Holdings, an Iowa corporation ("ALH"), and AmerUs Capital I, a Delaware business trust (the "Trust").



          WHEREAS, the Trust intends to issue its       % Common Securities
(the "Common Securities") to and receive Debentures from ALH and to issue and sell % Capital Securities, Series A (the "Capital Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of
   1997, among ALH, as Depositor, Wilmington Trust Company, as Property Trustee and the Administrative Trustees named therein, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, as the same may be amended from time to time (the "Trust Agreement");


          WHEREAS, ALH will directly or indirectly own all of the Common Securities of the Trust and will issue the Debentures;


          NOW, THEREFORE, in consideration of the purchase by each holder of the Capital Securities, which purchase ALH hereby agrees shall benefit ALH and which purchase ALH acknowledges will be made in reliance upon the execution and delivery of this Agreement, ALH and Trust hereby agree as follows:



                                    ARTICLE I


          Section 1.01. GUARANTEE BY ALH. Subject to the terms and conditions hereof, ALH hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust (including, without limitation, the fees, expenses and indemnities of the Trustees), other than obligations of the Trust to pay to holders of any Trust Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.



          Section 1.02. SUBORDINATION OF GUARANTEE. The guarantee and other liabilities and obligations of ALH under this Agreement shall constitute unsecured obligations of ALH and shall rank subordinate and junior in right of payment to all Senior Debt (as defined in the Indenture) of ALH to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article Eleven of the Indenture will apply, MUTATIS MUTANDIS, to the obligations of ALH hereunder. The obligations of ALH hereunder do not constitute Senior Debt (as defined in the Indenture) of ALH.



          Section 1.03. TERM OF AGREEMENT. This Agreement shall terminate and be of no further force and effect upon dissolution of the Trust; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of Capital Securities or any Beneficiary must restore payment of any sums paid under the Capital Securities, under any Obligation, under the Guarantee Agreement dated the date hereof by ALH and Wilmington Trust Company as guarantee trustee or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.



          Section 1.04. WAIVER OF NOTICE. ALH hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and ALH hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          Section 1.05. NO IMPAIRMENT. The obligations, covenants, agreements and duties of ALH under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:


          (i) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

          (ii) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or


          (iii) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust (other than the liquidation of the Trust in accordance with the terms thereof).


There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, ALH with respect to the happening of any of the foregoing.


          Section 1.06. ENFORCEMENT. A Beneficiary may enforce this Agreement directly against ALH and ALH waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against ALH.

          Section 1.07. SUBROGATION. ALH shall be subrogated to all (if any) rights of the Trust in respect of any amounts paid to the Beneficiaries by ALH under this Agreement; provided, however, that ALH shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment under this Agreement, if at the time of any such payment, any amounts are due and unpaid under this Agreement.


                                   ARTICLE II


          Section 2.01. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the consent of the other, and any purported assignment without such consent shall be void.



          Section 2.02. BINDING EFFECT. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of ALH and shall inure to the benefit of the Beneficiaries.



          Section 2.03. AMENDMENT. So long as there remains any Beneficiary or any Capital Securities are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Capital Securities without the consent of such Beneficiary or the holders of the Capital Securities, as the case may be.



          Section 2.04. NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail) or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed):

          AmerUs Capital I
          c/o Wilmington Trust Company
          Rodney Square North
          1100 North Market Street
          Wilmington, Delaware 19890-0001
          Facsimile No.:  302-651-8882
          Attention:  Corporate Trust Administration


          AmerUs Life Holdings, Inc.
          418 Sixth Avenue
          Des Moines, Iowa  50309-2407
          Facsimile No.:  (515) 283-3286
          Attention:  Executive Vice President
                     and Chief Financial Officer


          (with a copy to the attention of the
          Secretary)
          Facsimile No.:  (515) 283-3402)



          Section 2.05 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES).


          Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Trust Agreement.

          THIS AGREEMENT is executed as of the day and year first above written.


                              AMERUS LIFE HOLDINGS, INC.


                              By:
                                 --------------------------------------
                               Name:  Michael E. Sproule
                               Title: Executive Vice President
                                        and Chief Financial Officer


                              AMERUS CAPITAL I


                              By:
                                 --------------------------------------
                               Name:  Michael E. Sproule
                               Administrative Trustee


                                       -3-